UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 5, 2011
(Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	001-33894 (Commission File Number)	98-0459178 (IRS Employer Identification No.)

Point at Inverness, Suite 280 8310 South Valley Highway Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (720) 979-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Results of Annual General and Special Meeting of Shareholders

On May 5, 2011, Midway Gold Corp. held its annual general and special meeting of shareholders at 10:00 a.m. (Vancouver time) at the offices of Stikeman Elliott, Suite 1700 Park Place, 666 Burrard Street, Vancouver, BC, Canada V6C 2X8. Shareholders representing 62,006,782 shares or 61% of the shares authorized to vote (101,655,246) were present in person or by proxy, representing a quorum for the purposes of the annual general and special meeting.  The shareholders approved the following:

Proposal #1 – Number of Directors Set the number of directors at 5	For	Against	Withheld	Spoiled	Non Vote
	61,943,257	65,523	0	0	2
Proposal #2 – Election of Directors
The election of the Nominees to the Company’s Board to serve until the Company’s 2012 Annual Meeting of Shareholders or until successors are duly elected and qualified:
	For	Against	Withheld	Spoiled	Non Vote
Daniel E. Wolfus	31,735,150	0	141,140	0	30,130,492
Kenneth A. Brunk	31,155,311	0	720,979	0	30,130,492
George T Hawes	31,359,988	0	516,302	0	30,130,492
Frank S. Yu	31,360,288	0	516,002	0	30,130,492
Roger A. Newell	31,365,211	0	511,079	0	30,130,492
Proposal #3 – Appointment of Auditors To ratify the appointment of the Company’s Independent Registered Public Accounting Firm for the 2011 fiscal year	For	Against	Withheld	Spoiled	Non Vote
	61,987,852	0	18,929	0	1
Proposal #4 – Renew Stock Option Plan To approve the renewal of the Company’s Stock Option Plan	For	Against	Withheld	Spoiled	Non Vote
	30,707,340	1,168,950	0	0	30,130,492

All Nominees for election to the Company’s Board were elected to the Board and will serve until the Company’s 2012 annual meeting of shareholders or until successors are duly elected and qualified.  All matters brought before the annual general and special meeting were approved by the shareholders.  Proxies were solicited under the proxy statement filed with the Securities and Exchange Commission on April 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: May 10, 2011	By:	/s/ Kenneth Brunk
Kenneth Brunk President